EXHIBIT 99.2

NUVILEX, INC.

Unaudited Pro Forma Combined Financial Statements

On January 12, 2009, Nuvilex, Inc. and Freedom-2 Holdings, Inc. entered into a Share Exchange agreement pursuant to which Nuvilex has agreed to acquire 100% of the issued and outstanding securities of Freedom-2 from Freedom-2s' shareholders in exchange for the issuance of 48,205,000 shares of Nuvilex common stock.

On March 2, 2009, Nuvilex exchanged these shares at $0.055 per share for a total purchase price of $2,651,275. The following unaudited pro forma combined balance sheet presents the historical financial position combined with Freedom-2 as if the acquisition and the financing for the acquisition had occurred on April 30, 2008, and includes adjustments which give effect to events that are directly attributable to the transaction and that are factually supportable, regardless of whether they have a continuing impact or are nonrecurring. The unaudited pro forma combined statements of income present the combined results of our operations with Freedom-2 as if the acquisition and the financing for the acquisition had occurred at the beginning of each of the periods presented and include adjustments that are directly attributable to the acquisition, are expected to have a continuing impact on the combined results, and are factually supportable. The pro forma financial statements are not necessarily indicative of what our financial position or results of operations actually would have been had we completed the merger at the dates indicated. In addition, the unaudited pro forma combined financial information does not purport to project the future financial position or operating results of the combined company.

The unaudited pro forma combined financial statements should be read in conjunction with the:

•

accompanying Notes to the Unaudited  Pro Forma Combined Financial Statements;

•

separate historical financial statements included in our Annual Report on Form 10-KSB for the year ended April 30, 2008 and Form 10-Q as of and for the nine months ended January 31, 2009; and

•

Freedom-2 Holdings, Inc. Audited Consolidated Financial Statements included as Exhibit 99.1 to this Current Report on Form 8-K.

We prepared the unaudited pro forma combined financial information using the purchase method of accounting. Accordingly, our estimated cost to acquire Freedom-2 of $2,265,635 has been allocated to the assets acquired and liabilities assumed according to their estimated fair values at the date of acquisition. Any excess of the purchase price over the estimated fair value of the net assets acquired has been recorded as goodwill. We are currently determining the fair values of a significant portion of these net assets. The preliminary work performed in estimating the fair values is reflected in these unaudited pro forma combined financial statements. The final determination of these fair values will be completed as soon as possible but no later than one year from the acquisition date.

This final valuation will be based on the actual assets acquired and liabilities assumed at the acquisition date. Although the final determination may result in asset and liability fair values that are different than the preliminary estimates of these amounts included herein, it is not expected that those differences will be material to an understanding of the impact of this transaction to our financial results.

NUVILEX, INC. & SUBSIDIARIES
Unaudited Pro Forma Combined Balance Sheets
	Nuvilex, Inc. April 30, 2008	Freedom-2 Holdings, Inc. December 31, 2008	Pro Forma Adjustments 1 (Note 4)		Pro Forma Adjustments 2 (Note 5)	Combined
Assets
Current Assets
Cash	$ 1,513,541	$ 25,229	$ 186,501	a	$ -	$ 1,725,271
Marketable Securities	-	-	-		-	-
Accounts Receivable	376,495	-	-		-	376,495
Inventory	242,901	47,913	-		-	290,814
Prepaid Expenses	1,489,267	220,744	-		-	1,710,011
Loan Receivable	113,125	-	-		-	113,125
Total Current Assets	3,735,329	293,886	186,501		-	4,215,716

Property & Equipment, Net	23,188	2,578,337	-		-	2,601,525
Intangible Assets, Net	863,403	-	-		-	863,403
Prepaid Expenses & Other	2,994,294	15,760	-		-	3,010,054
Goodwill	-	-	-		1,895,401	1,895,401

Total Assets	$ 7,616,214	$ 2,887,983	$ 186,501		$ 1,895,401	$ 12,586,099

Liabilities & Stockholders' Equity (Deficit)
Current Liabilities
Accounts Payable and Accrued Expenses	$ 173,058	$ 1,679,116	$ (1,403,081)	b	$ -	$ 449,093
Deferred Revenue	7,500	-	-		-	7,500
License Fee Payable	-	100,000	-		-	100,000
Current Portion of Notes Payable	-	573,333	(573,333)	c	-	-
Current Portion of Mortgage Payable	-	88,011	-		-	88,011
Total Current Liabilities	180,558	2,440,460	(1,976,414)		-	644,604

Non-Current Liabilities
Mortgage Payable, Net of Current Portion	-	1,511,989	404,228	a,b	-	1,916,217
License Fee Payable, Net of Current Portion	-	-	300,000	b	-	300,000

Bridge Notes Payable	-	816,000	(796,000)	d,a,b	-	20,000
Tenant Deposits	-	3,987	-		-	3,987
Total Non-Current Liabilities	-	2,331,976	(91,772)		-	2,240,204

Total Liabilities	180,558	4,772,436	(2,068,186)		-	2,884,808

Commitments & Contingencies	-	-	-		-	-

Stockholders' Equity (Deficit)
Preferred Stock	1	3,703	(3,703)	e	-	1
Common Stock	19,192	8,109	87,437	a,b,c,d,e	(90,725)	24,013
Additional Paid-in Capital	30,866,539	6,996,628	2,170,953	a,b,c,d,e	(6,906,767)	33,127,353
Comprehensive Income (Loss)	-	-	-		-	-
Accumulated Deficit	(23,450,076)	(8,892,893)	-		8,892,893	(23,450,076)
Total Stockholders' Equity (Deficit)	7,435,656	(1,884,453)	2,254,687		1,895,401	9,701,291

Total Liabilities & Stockholders' Equity (Deficit)	$ 7,616,214	$ 2,887,983	$ 186,501		$ 1,895,401	$ 12,586,099

The accompanying notes are an integral part of these pro forma financial statements

NUVILEX, INC. & SUBSIDIARIES
Unaudited Pro Forma Combined Statements of Operations
	Nuvilex, Inc. for the Year Ended April 30, 2008	Freedom-2 Holdings, Inc. for the Year Ended December 31, 2008	Pro Forma Adjustments 1 (Note 4)	Pro Forma Adjustments 2 (Note 5)	Combined

Revenues	$ 1,189,954	$ 207,297	$ -	$ -	$ 1,397,251

Cost of Goods Sold	266,202	216,153	-	-	482,355

Gross Profit	923,752	(8,856)	-	-	914,896

Operating Expenses
Sales & Marketing	204,593	813,056	-	-	1,017,649
Research and Development	412,882	1,572,468	-	-	1,985,350
Consulting	3,321,941	-	-	-	3,321,941
Legal Settlements	-	214,196	-	-	214,196
General & Administrative	733,580	1,972,661	-	-	2,706,241
Total Operating Expenses	4,672,996	4,572,381	-	-	9,245,377

Operating Income (Loss)	(3,749,244)	(4,581,237)	-	-	(8,330,481)

Other Income (Expense)
Interest Income	26,223	28,535	-	-	54,758
Dividend Income	7,800	-	-	-	7,800
Interest Expense	(2,953)	(164,999)	-	-	(167,952)
Gain (Loss) on Sale of Marketable Securities	(73,792)	(5)	-	-	(73,797)
Royalty Income	-	164,093	-	-	164,093
Rent Income	-	17,030	-	-	17,030
Total Other Income (Expense)	(42,722)	44,654	-	-	1,932

Net Income (Loss) Before Income Taxes	(3,791,966)	(4,536,583)	-	-	(8,328,549)

Provision for Income Taxes	-	(7,703)	-	-	(7,703)

Net Income (Loss)	$ (3,791,966)	$ (4,544,286)	$ -	$ -	$ (8,336,252)

Income (Loss) Per Share-Basic and Diluted	$ (0.02)	$ (0.56)			$ (0.05)

Weighted Average Number of Shares	167,925,432	8,097,632			167,925,432

The accompanying notes are an integral part of these pro forma financial statements

NUVILEX, INC. & SUBSIDIARIES
Unaudited Pro Forma Combined Statements of Cash Flows
	Nuvilex, Inc. for the Year Ended April 30, 2008	Freedom-2 Holdings, Inc. for the Year Ended December 31, 2008	Pro Forma Adjustments 1 (Note 4)		Pro Forma Adjustments 2 (Note 5)	Combined
Cash Flows from Operating Activities
Net Income (Loss)	$ (3,791,966)	$ (4,544,286)	$ -		$ -	$ (8,336,252)

Adjustments to reconcile net loss to net cash used in operating activities:

Depreciation & Amortization	6,380	119,009	-		-	125,389
Stock Based Compensation	5,324,821	43,225	-		-	5,368,046
Share-Based Payment	-	20,000	-		-	20,000
Legal Settlements	-	214,196	-		-	214,196
Royalty Income	-	(164,093)	-		-	(164,093)
Changes in operating assets and liabilities:
Accounts Receivable	(145,024)	-	-		-	(145,024)
Inventory	(242,901)	(47,913)	-		-	(290,814)
Prepaid Expenses and Deposits	(2,449,415)	73,538	-		-	(2,375,877)
Shareholder Advances	14,983	-	-		-	14,983
Accounts Payable and Accrued Expenses	54,252	758,308	-		-	812,560
Loans Receivable	(13,125)	-	-		-	(13,125)
Deferred Revenue	7,500	-	-		-	7,500
License Fee Payable	-	(100,000)	-		-	(100,000)
Tenant Deposits	-	3,987	-		-	3,987

Net Cash Used in Operating Activities	(1,234,495)	(3,624,029)	-		-	(4,858,524)

Cash Flows from Investing Activities
Sales (Purchases) of Marketable Securities	(2,524)	850,000	-		-	847,476
Purchase of Property and Equipment	(7,049)	(238,360)	-		-	(245,409)

Net Cash Used in Investing Activities	(9,573)	611,640	-		-	602,067

Cash Flows from Financing Activities
Due to Related Party	-	(135,326)	-		-	(135,326)
Proceeds from Mortgage Note on Property	-	1,600,000	150,000	a	-	1,750,000
Proceeds from Bridge Notes	-	816,000	35,000	a,d	-	851,000
Proceeds from Exercise of Stock Options	-	625	1,501	a	-	2,126
Contribution of Capital	164,000	-	-		-	164,000
Proceeds from Sale of Preferred Stock	1,000,000	-	-		-	1,000,000
Proceeds from Sale of Common Stock	484,500	-	-		-	484,500

Net Cash Provided by Financing Activities	1,648,500	2,281,299	186,501		-	4,116,300

Net Increase (Decrease) in Cash	404,432	(731,090)	186,501		-	(140,157)

Cash Beginning of Period	1,109,109	756,319	-		-	1,865,428

Cash End of Year	$ 1,513,541	$ 25,229	$ 186,501		$ -	$ 1,725,271

Supplemental Disclosure of Cash Flow Information:
Cash Paid during the period for interest	$ -	$ 122,836	$ -		$ -	$ 122,836
Cash Paid during the period for income taxes	-	7,703	-		-	7,703

The accompanying notes are an integral part of these pro forma financial statements

NUVILEX, INC. & SUBSIDIARIES

NOTES TO UNAUDITED COMBINED PRO FORMA FINANCIAL STATEMENTS

Note 1 – Description of Transaction and Basis of Presentation

On March 2, 2009, Nuvilex, Inc., exchanged 48,205,000 shares for all of the outstanding shares of Freedom-2 Holdings, Inc. at $0.047 per share for a total purchase price of $2,265,635. The merger has been accounted for as a purchase under accounting principles generally accepted in the United States (GAAP). Under the purchase method of accounting, the assets and liabilities of Freedom-2 are recorded as of the completion of the merger, at their respective fair values, and consolidated with our assets and liabilities. The results of operations of Freedom-2 will be consolidated beginning on the date of the merger. Our financial statements issued after completion of the merger will reflect these values, but will not be restated retroactively to reflect the historical financial position or results of operations of Freedom-2.

Note 2 – Purchase Price

For the purposes of this pro forma analysis, the purchase price has been preliminarily allocated based on an estimate of the fair value of assets and liabilities acquired as of the date of acquisition. The determination of estimated fair value requires management to make significant estimates and assumptions. The final valuation of net assets is expected to be completed as soon as possible but no later than one year from the acquisition date. We will adjust our estimates as needed based upon the final valuation.

Elements of Purchase Consideration
Common Stock Issued for Freedom-2's Outstanding Shares	$ 2,265,635

Purchase Price Allocation
Cash	$ 211,730
Inventory	47,913
Prepaid Expenses & Other	236,504
Property and Equipment	2,578,337
Goodwill	1,895,401
Accounts Payable and Accrued Expenses	(276,035)
License Fee Payable	(400,000)
Mortgage Payable	(2,004,228)
Bridge Notes Payable	(20,000)
Tenant Deposits	(3,987)
Total	$ 2,265,635

In accordance with the requirements of Statement of Financial Accounting Standard (SFAS) No. 142, Goodwill and Other Intangible Assets, any goodwill associated with the merger will not be amortized, but will be evaluated for impairment on a periodic basis.

Goodwill for the allocation of the purchase price was based on the fair value of the net assets acquired on the date of acquisition. Goodwill presented in the unaudited combined balance sheet was based on the net assets as if the acquisition had occurred on March 2, 2009.

Note 3 - Accounting Policies and Financial Statement Classifications

As a result of our review of Freedom-2's accounting policies and financial statement classifications, we determined that is was not necessary to make reclassifications to their audited financial statements to conform to accounting policies and classifications that are consistent with our practices.

Note 4 - Pro Forma Adjustments 1

Adjustments included in the column under the heading “Pro Forma Adjustments 1” primarily relate to Freedom-2 Holdings, Inc. transactions that relate to the Merger on March 2, 2009 but occurred subsequent to the audit report dated December 31, 2008 and include the following:

a-The adjustments to cash include a $150,000 received for an increase to the Mortgage Payable, $35,000 received for an increase to Bridge Notes (d) and $1,501 received for the conversion of all outstanding stock options.

b-The adjustments to Accounts Payable and Accrued Expenses include ($833,853) relating to various parties converting payable amounts due to common stock in Freedom-2, ($15,000) relating to the conversion of amounts due to Bridge Notes Payable (c), ($300,000) relates to a subsequent contract amendment for License Fees Payable, and ($254,228) relates to a subsequent vendor agreement whereby the vendor converted a trade payable to a secured note collateralized by the building and land.

c-The adjustment to Notes Payable ($573,333) represents the conversion of this loan to common stock.

d-The adjustments to Bridge Notes include $35,000 received in cash, $15,000 relating to the conversion of accounts payable and accrued expenses (b), and the conversion of ($846,000) to Common Stock.

e-The adjustments to Preferred Stock of ($3,703) represents the conversion of all outstanding preferred stock to common.

 Note 5 - Pro Forma Adjustments 2

Adjustments included in the column under the heading “Pro Forma Adjustments 2” relate to the elimination of Freedom-2, Inc.'s equity and Nuvilex, Inc.'s allocation of the purchase price to Goodwill.

Elimination of Freedom-2 Equity
Common Stock	$ (95,546)
Additional Paid-in Capital	(9,167,581)
Accumulated Deficit	8,892,893
Total	(370,234)

Nuvilex Purchase Price
Common Stock	4,821
Additional Paid-in Capital	2,260,814
Accumulated Deficit	-
Total	2,265,635

Adjustment Totals
Common Stock	(90,725)
Additional Paid-in Capital	(6,906,767)
Accumulated Deficit	8,892,893
Total (Goodwill)	$ 1,895,401